Exhibit 24

Exhibit 24. CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of Hercules Incorporated covering the Global Environmental Solutions, Inc.
Retirement Savings Plan on Form S-8 (Registration No. 33-     ) of our report
dated February 9, 1993, on our audits of the consolidated financial statements and financial statement schedules of Hercules Incorporated and subsidiary companies as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, which report is included in the annual report on Form 10-K of Hercules Incorporated for the year ended
December 31, 1992.

                                                    Cooopers & Lybrand


2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103

March 10, 1994